UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2010

Carolina Bank Holdings, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	000-31877	56-2215437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Spring Street, Greensboro, NC	27401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 288-1898

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2010, Carolina Bank Holdings, Inc. (the “Company”) appointed Susan Alt to its board of directors and to the board of directors of its wholly owned subsidiary, Carolina Bank.

Ms. Alt is currently senior vice president, business development, for Mack Trucks, Inc. and Volvo Trucks North America in Greensboro, North Carolina. From 2003 to 2008, she was president and chief executive officer of Volvo Logistics of the Americas, Inc., Greensboro, North Carolina. Ms. Alt has been with Volvo in various capacities since 1988. She holds a master of business administration from Wake Forest University and a bachelor of science in mechanical engineering from Virginia Tech.

Ms. Alt will serve on the audit committee. All director fees due to Ms. Alt for service on the board, including meeting attendance fees, committee fees, and retainer fees will be deferred. These deferred fees will be invested in shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA BANK HOLDINGS, INC.

By:	/s/ Robert T. Braswell
Robert T. Braswell
President and Chief Executive Officer

Dated: February 17, 2010